FIRST AMENDMENT TO REVOLVING CREDIT
                   AND TERM LOAN AGREEMENT AND BASIC DOCUMENTS


     THIS FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT AND BASIC DOCUMENTS (the "Amendment") dated as of April 30, 1997, is made by and between MARQUETTE CAPITAL BANK, N.A., a national banking association under the laws of the United States of America (the "Lender"), having an office at 4000 Dain Bosworth Plaza, 60 South Sixth Street, Minneapolis, MN 55402, and ZOMAX OPTICAL MEDIA, INC., a Minnesota corporation (the "Borrower") having its principal place of business at 5353 Nathan Lane, Plymouth, MN 55442.

                                    RECITALS

     WHEREAS, Zomax Optical Media Limited Partnership, a Minnesota limited partnership (the "Partnership") and Lender entered into a Revolving Credit and Term Loan Agreement dated as of December 31, 1995 (the "Loan Agreement") whereby Lender agreed to provide to the Partnership a revolving line of credit in the amount of $ 1,500,000 (the "Revolving Credit Commitment") and a discretionary term loan in the amount of $3,000,000 (the "Original Capital Expenditures Term Loan Commitment"), advances under both beingo at the sole discretion of Lender; and

     WHEREAS, in order to secure advances made pursuant to the Revolving Credit Commitment and the Original Capital Expenditures Term Loan Commitment, the Partnership and Lender entered into a Security Agreement dated as of December 31, 1995 (the "Security Agreement"); and

     WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of May 7, 1996, by and among the Partnership, the Borrower and the Lender (the "Assignment"), the Borrower replaced the Partnership as "Borrower" (as such term is defined in the Loan Agreement) under the Loan Agreement and agreed to perform all of the Partnership's obligations under the Loan Agreement and the Security Agreement; and

     WHEREAS, pursuant to the Original Capital Expenditures Term Loan Commitment, Lender loaned to Borrower the sum of $790,500, as evidenced by a Promissory Note in the original principal amount of $790,500, executed by Borrower in favor of Lender and dated May 10, 1996 (the "Original Capital Expenditures Term Note"); and

     WHEREAS, Borrower and Lender have agreed to amend the Loan Agreement pursuant to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1.   Modification and Amendment to Loan Agreement.

     (a) Section 1.1 - Defined  Terms.  The defined term:  "Borrower" in Section
1.1 of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               "Borrower": shall mean Zomax Optical Media, Inc., a Minnesota corporation.

     (b) Section 1.1 - Defined  Terms.  The defined  term:  "Borrowing  Base" in
Section 1.1 of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               "Borrowing Base":  shall mean as of any given date, the lesser of
               (i) the  Revolving  Credit  Commitment  as set  forth in  Section
               2.1(a), or (ii) an amount equal to the sum of eighty percent (80%) of Eligible Accounts Receivable (provided that no more than Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) of the Borrowing Base may be attributable to Eligible Accounts owing from Metacom) plus fifty percent (50%) of Eligible Inventory (provided that the Eligible Inventory component of the Borrowing Base shall not exceed One Million and no/100 Dollars $1,000,000.00).

     (c) Section 1.1 - Defined Terms. The defined term: "Capital Expenditures Term Loan Commitment" in Section 1.1 of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               "Capital Expenditures Term Loan Commitment" shall mean the Lender's obligation to make one or more capital expenditures term loans pursuant to Section 2.1(c) of this Agreement.

     (d) Section 1.1 - Defined Terms. The defined term: "Eligible Accounts Receivable" in Section 1.1 of the Loan Agreement is hereby amended and modified by deleting subparagraph (f) of such definition in its entirety and inserting the following in place thereof:

               (f) Fewer than one hundred twenty (120) days have elapsed since such Accounts invoice date (provided that any Account shall be excluded from Eligible Accounts Receivable in the event the account debtor in total owes to Borrower Accounts ten percent (10%) or more of which are otherwise not Eligible Accounts); and

     (e) Section 1.1 - Defined Terms. The defined terms: "Maturity Option A" 9and "Maturity Option B" in Section 1.1 of the Loan Agreement are hereby amended by deleting such defined terms and inserting in their place the following:

               "Maturity  Date":   shall  mean,  with  respect  to  the  Capital
               Expenditures Term Loans up to five (5) years from the date of any Capital Expenditures Advance.

     (f) Section 1.1 - Defined Terms.  The defined term:  "Termination  Date" in
Section 1.1 of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               "Termination Date": shall mean the following: (i) with respect to the Revolving Credit Commitment and the Revolving Credit Loans thereunder, April 30, 1999 (or such other date to which the Termination Date may be extended by the Lender in its discretion in accordance with Section 2.2(d) of this Agreement); and (ii) with respect to the Capital Expenditures Term Loan Commitment, April 30, 1998.

     (g) Section 2.1(a) - Revolving Credit Commitment. Section 2.1(a) of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               (a) Revolving Credit Commitment. The Lender agrees, upon the terms of this Agreement, to make loans to the Borrower from the Agreement Date to the Termination Date in an aggregate principal amount at any one time outstanding, up to but not exceeding Five Million and no/100 Dollars ($5,000,000.00).

     (h)  Section  2.1(e) - Capital  Expenditures  Term Loan  Commitment.  A new
Section 2.1(c) is hereby added to the Loan Agreement to read as follows:

               (c) Capital Expenditures Term Loan Commitment. The Lender agrees, upon the terms of this Agreement, to make loans to the Borrower from the Agreement Date to the Termination Date in an aggregate principal amount up to but not exceeding Eight Million and no/100 Dollars ($8,000,000.00).

     (i) Section 2.3(c). Section 2.3(c) of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               (c) Each Capital Expenditures Advance by the Lender to the Borrower pursuant to this Agreement shall constitute a Capital Expenditures Loan from the Lender to the Borrower as of the date of such Capital Expenditures Advance, and shall, from the date of such Capital Expenditures Advance until the same shall be paid in full, bear interest, subject to Section 2.7 of this Agreement, at all interest rate equal to a fixed rate of interest equal to the yield as of such date on United States Treasury Obligations scheduled to mature on or about the Maturity Date plus two and one-quarter percent (2.25%), or such other interest rate as is provided ill such Capital Expenditures Term Note. Such interest shall be payable monthly, in arrears, based on a three hundred sixty (360) day year counting the actual number of days elapsed. Each Capital Expenditure Term Note shall be secured by the equipment purchased with the proceeds of such Note pursuant to a separate security agreement (in form and substance reasonably acceptable to both Borrower and Lender) to be executed in connection with such Note.

     (j) Section 2.5(b). Section 2.5(b) of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               (b) Subject to Section 2.5(d), the principal amount of the Capital Expenditures Term Note, together with interest thereon, shall be fully amortized and payable in up to sixty (60) equal monthly installments, with the first such installment due and payable on the last day of the calendar month next following the Capital Expenditures Advance.

     (k) Section 2.5(c). Section 2.5(c) of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               (c) Subject to Section 2.5(d), such Capital Expenditures Term Loan shall, from the date of such Capital Expenditures Advance until the same shall be paid in full, bear interest on the outstanding principal amount of each such Capital Expenditures Term Note at a fixed rate of interest equal to the yield as of such date on United States Treasury Obligations scheduled to mature on or about the Maturity Date plus two and one-quarter percent(2.25%), or such other interest rate as is provided in such Capital Expenditures Term Note.

     (l) Section 2.5(d). A new Section 2.5(d) is hereby added to the Loan Agreement to read as follows:

               (d) Upon the written request of Borrower, Lender shall allow Borrower a period of up to six (6) months within which to fully fund any particular Capital Expenditures Advance (such period referred to herein as the "Capital Expenditures Advance Period"). The Capital Expenditures Advance Period shall commence as of the date of the initial funding of a portion of any particular Capital Expenditures Advance (the "Initial Capital Expenditures Advance") and shall continue until the particular Capital
               Expenditures Advance is fully funded or for a period of six months, whichever is first to occur. During the Capital Expenditures Advance Period, any Capital Expenditures Advance amounts (any such amounts shall be referred to herein as "Interim Capital Expenditures Advance Amounts") shall, from the date of the Initial Capital Expenditures Advance, bear interest, subject to Section 2.7 of this Agreement, at an interest rate equal to the Prime Rate of interest. Upon expiration of the Capital Expenditures Advance Period, the Capital Expenditures Advance shall bear interest on the outstanding principal amount at a fixed rate of interest pursuant to Section 2.5(c) of this Agreement. During the Capital Expenditures Advance Period, any outstanding Interim Capital Expenditures Advance Amounts shall bear interest only and shall not be amortized. At the commencement of the Capital Expenditures Advance Period, Borrower shall execute and deliver to Lender an "Interim Revolving Note" in the form attached hereto as Exhibit A-3. At the end of the Capital Expenditures Advance Period, Borrower shall execute and deliver to Lender the Capital Expenditures Advance Term Note, which Capital Expenditures Advance Term Note, together with interest thereon, shall be amortized in accordance with Section 2.5(b).

     (m) Section 5.4 - Reporting. Section 5.4 of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               Reporting. Furnish to the Lender:

               (a) Annual. As soon as available and in any event within ------ one hundred twenty (120) days after the close of each of Borrower's fiscal years, the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the consolidated reviewed statement of income and retained earnings for Borrower and its Subsidiaries for such year, prepared by independent certified public accountants of recognized standing selected by Borrower and acceptable to the Lender. Such statement shall be accompanied by the written statement of such accountants that in making the examination necessary for their certification of such financial statements they have obtained no knowledge of any default by Borrower (or the continuance thereof) in the performance of any of the financial covenants contained in this Agreement, or if such accountants shall have obtained knowledge of any such default or the continuance thereof, they shall disclose in such statement such default or defaults or the continuance thereof, it being understood that such accountants shall not be liable for failure to obtain knowledge of any such default or the continuance thereof. Borrower shall deliver to Lender with such statement all management letters addressed to the Borrower that have been prepared by such accountants.

               (b) Monthly. As soon as available and in any event within ------- thirty (30) days after the end of each fiscal month, Borrower's internally prepared balance sheet as of the end of such month and statement of income and retained earnings for the portion of the fiscal year then ended (such financial statement to be in a format substantially similar to that of internally prepared financial statements previously delivered to the Lender), all in reasonable detail but subject to inventory and other year-end audit adjustments and certified as accurate by the Borrower's Chief Financial Officer or Controller.

               (c) Borrowing Base and Compliance Certificate. As soon as available and in any event within thirty (30) days after the end of each month, a completed Borrowing Base and Compliance Certificate as of the end of such month, in the form annexed hereto as Exhibit D.

               (d) Accounts Receivable Aging Reports. As soon as available and in any event within thirty (30) days after the end of each month, an accounts receivable aging summary setting forth by account debtor the amounts and aging of all accounts receivable of Borrower and a full accounts receivable report from which such summaries were prepared.

               (e) Inventory Reports. As soon as available and in any event within thirty (30) days after the end of each month, an inventory report setting forth by category and location the inventory of the Borrower.

               (f) Annual Budget. As soon as available and in any event within sixty (60) days prior to the commencement of each fiscal year of the Borrower, Borrower's internally prepared financial budget for the coming fiscal year.

               (g) 10-Q Reports. As soon as available and in any event within ten (10) days after the date of filing, Borrower's 10-Q report.

               (h) 10-K Reports. As soon as available and in any event within ten (10) days after the date of filing, Borrower's 10-K report.

               (i) Analyst Reports. As soon as available, any analyst reports regarding Borrower, or any written information provided to investors or potential investors by any market maker for the Borrower's stock.

               (j) Government Filings. As soon as available, any other filings by Borrower with the United States' Securities and Exchange Commission or state regulatory agencies.

               (k) Other. From time to time such other information pertaining to Borrower and any Subsidiary and their respective financial condition as the Lender may reasonably request.

     (n) Section 5.7 - Maintain Accounts with Lender. Section 5.7 of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               Use the Lender or a specified agent of the Lender (as the Lender may, from time to time, specify) as the principal depository of the Borrower's corporate funds.

     (o) Section 5.9 - Financial Covenants. Section 5.9 of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               (a) Tangible Net Worth. Maintain at all times during the one (1) year period commencing April 30, 1997, a Tangible Net Worth in an amount equal to or in excess of Eleven Million Five Hundred Thousand and no/100 Dollars ($11,500,000.00). The amount of such Tangible Net Worth requirement shall increase each subsequent one
               (1) year period by an amount equal to One Million and no/100 Dollars ($1,000,000.00).

               (b) Total Liabilities to Tangible Net Worth Ratio. Maintain at all times a Total Liability to Tangible Net Worth Ratio of not greater than 1.25 to 1.00.

               (c) Debt Service Coverage Ratio. Maintain as of the last day of any fiscal quarter of Borrower a Debt Service Coverage Ratio of not less than 1.25 to 1.00.

               (d) Minimum Profitability. Maintain profitability, determined in accordance with GAAP, of at least $1.00 in each fiscal quarter of the Borrower.

     (p) Section 6.6 - Dissolution/Sale/Acquisition/Merger. Section 6.6 of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               Dissolution/Sale/Merger. Dissolve or liquidate, or consolidate or merge with or into, sell all or substantially all of the assets of the Borrower to any other Person.

     (q) Section 6.7 - Dividends/Redemption. Section 6.7 of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               Declare or pay any  dividends;  or  purchase,  redeem,  retire or otherwise acquire for value any of its stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purpose of, redemption or retirement of any shares of stock; or make any other distribution by reduction of capital or otherwise in respect of otherwise acquire for value any stock of the Borrower or another Subsidiary.

     (r) Section 6.14 - Capital Expenditures. Section 6.14 of the Loan Agreement is hereby amended and modified in its entirety to read as follows:

               Make any Capital Expenditures which, for any Fiscal Year, shall exceed Three Million Five Hundred Thousand and no/100 Dollars ($3,500,000.00) in the aggregate.

     (s) Section 6.15 - Acquisition. A new Section 6.15 is hereby added to the Loan Agreement to read as follows:

               Section 6.15 - Acquisitions. Acquire all or substantially all of the securities, assets or properties of, any other Person, in the event such acquisition is in excess of $2,500,000, without the express written consent of Lender.

     (t) Exhibits. Exhibit A-I, Exhibit A-2, and Exhibit D of the Loan Agreement are hereby amended and modified in their entirety to read as set forth on the attached Exhibit A-1, Exhibit A-2, and Exhibit D, respectively, and attached Exhibit A-3 is hereby added to the Loan Agreement.

     (u) Section 10.11 - Assignment. A new Section 10.11 is hereby added to the Loan Agreement to read as follows:

               Section 10.11 - Assignment. Each Capital Expenditures Term Loan and its related Capital Expenditures Term Note and Security Agreement are assignable by Lender without the consent of Borrower and, to the extent of any such assignment, Lender shall be fully discharged from all responsibility. Lender's assignee shall be vested with all of the powers and rights of Lender thereunder and the assignee may fully enforce such rights and powers as Lender and all references to Lender shall mean and refer to such assignee. Without limiting the foregoing, the Borrower understands and agrees that Lender may, from time to time, sell, pledge, grant a security interest and collaterally assign, transfer and deliver or otherwise encumber or dispose of its interest in the Capital Expenditures Term Loan, the Capital Expenditures Term Notes, their related security agreements and its rights and powers thereunder. Lender's assignee shall have no other powers and rights under the Loan Agreement or any other Basic Document. Borrower may not, in whole or in part, directly or indirectly, assign the Loan Agreement or any Basic Document or its rights hereunder or thereunder or delegate its duties hereunder or thereunder without, in each instance, the specific prior written consent of Lender, which consent may be withheld or delayed in Lender's sole discretion.

     Section 2. Original Capital Expenditures Term Loan Commitment. The Borrower and the Lender hereby acknowledge and agree that with the exception of the loan evidenced by the Original Capital Expenditures Term Note, there are no advances outstanding pursuant to the Original Capital Expenditures Term Loan Commitment (Section 2.1(b) of the Loan Agreement). The Borrower and the Lender further acknowledge and agree that there shall be no further advances under the Original Capital Expenditures Term Loan Commitment, and that the Bank shall have no further obligations under the Original Capital Expenditures Term Loan Commitment to advance any amounts or to make any loans to the Borrower. The Original Capital Expenditures Term Note dated May 10, 1996, executed and delivered by Borrower to Lender, shall not be modified or amended by this Amendment and shall continue to be paid by Borrower in accordance with its terms.

     Section 3. Reaffirmation of Representations and Warranties. Borrower hereby repeats and reaffirms each and every representation and warranty contained in
Article 3 of the Loan Agreement and Section 4 of the Security Agreement and states that each such representation and warranty is true and correct as of the date hereof, except as set forth below:

     (a) All references to the limited partnership status and good standing of the limited partnership in Minnesota and foreign jurisdictions shall be deemed to be references to corporate status of the Borrower, and all references to partnership action shall be deemed to be references to corporate action of the Borrower.

     (b) All references in Section 3.7 to financial statements of the Borrower shall be deemed to be references to financial statements most recently delivered by the Borrower to Lender.

     Section 4. Additional Representations and Warranties. In order to induce Lender to enter into this Amendment and to amend the Basic Documents in the manner provided herein, Borrower does hereby represent and warrant to the Lender (all of which representations and warranties shall survive the effective date of this Amendment and shall continue in effect until the later of (i) Termination Date or (ii) the repayment by the Borrower of all of the Obligations) on the date hereof as follows:

     (a) Shareholder Agreements. Borrower has entered into no agreements with the shareholders of Borrower other than as has been disclosed to Lender, and has been notified of no shareholder claims, and has entered into no other contractual obligations, which would result in a violation of any of Borrower's covenants contained in this Amendment or any of the Basic Documents or would result in any representation made by Borrower in this Amendment or any of the Basic Documents to be untrue.

     (b) Violations. To the best of Borrower's knowledge, Borrower is in full compliance with all United States Securities and Exchange Commission regulations and reporting requirements. In addition, to the best of Borrower's knowledge, the transfer of assets from the Partnership to the Borrower, which transfer is referenced in the Assignment, constituted a tax free exchange under the Internal Revenue Code of 1986, as amended.

     (c) Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment which would constitute an Event of Default, and no event that with the passage of time or the giving of notice or both has occurred which would constitute an Event of Default.

     Section 5. Corporate Status. Any references in the Loan Agreement or other Basic Documents to Borrower's status as a partnership shall be denied to be references to the corporate status of Borrower, and any provisions of the Loan Agreement that require amendment or modification as a result of Borrower's corporate status, shall be deemed to have been appropriately amended or modified as the context so requires.

     Section 6. Fees. Borrower shall pay or reimburse Lender for all costs, expenses and other charges incurred or payable in connection with this Amendment, including, but not limited to, search fees, recording fees, and legal fees and disbursements of counsel to the Lender; provided, however, the Lender hereby waives the Borrower's obligation to pay legal fees exceeding One Thousand Five Hundred and no/100 Dollars ($1,500.00) incurred by counsel to the Lender in connection with the preparation of this Amendment.

     Section 7. Conditions to Effectiveness. This Amendment shall become effective on the date that the following conditions are satisfied, such date being referred to herein as the "Amendment Effective Date":

     (a) On or before the Amendment Effective Date, the Borrower shall deliver to the Lender, each, unless otherwise noted, dated the Amendment Effective Date:

               (i) Copies of this Amendment executed by Borrower;

               (ii) Executed Amended and Restated Revolving Credit Note;

               (iii) Opinion of Borrower's counsel addressed to Lender in form and substance satisfactory to Lender and its counsel;

               (iv) Copies of certified resolutions of Borrower authorizing this Amendment; and

               (v) Such additional documents, agreements and certificates as Lender shall reasonably request.

     Section 8. Binding Nature of Basic Documents. Borrower acknowledges and agrees that the terms, conditions and provisions of the Loan Agreement and each other Basic Document executed and delivered in connection therewith are fully binding and enforceable agreements, and are not subject to any defense, counterclaim, set off or other claim of any kind or nature. Borrower hereby reaffirms and restates its duties, obligations and liability under the Loan Agreement and all other Basic Documents executed by it in connection with the Loan Agreement, as amended hereby.

     Section 9. Scope of Amendment. Except and to the extent amended hereby, the terms conditions and provisions of the Loan Agreement and the Basic Documents shall remain unchanged and shall be of full force and effect.

     Section 10. Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Loan Agreement.

     Section 11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Any executed counterpart of this Agreement delivered by facsimile or other electronic transmission to a party hereto shall constitute an original counterpart of this Agreement.

     Section  12.   Recitals.   The  recitals  to  this   Agreement  are  hereby
incorporated into and made a part of this Agreement as if fully set forth herein.

                           (Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first set forth above.


                                         ZOMAX OPTICAL MEDIA, INC.,
                                         a Minnesota corporation


                                        By: /s/ James T. Anderson

                                        Its: Chief Executive Officer


                                        MARQUETTE CAPITAL BANK, N.A.
                                        a national banking association


                                        By:  /s/ Margaret Mary Yanez

                                        Its: Vice President